Stockholder contact:	Kevin Howley 617-385-9517 kevin.howley@columbiathreadneedle.com

Media contact:	Elizabeth Kennedy 617-897-9394 liz.kennedy@ampf.com

COLUMBIA SELIGMAN PREMIUM TECHNOLOGY GROWTH FUND, INC.

ANNOUNCES RECORD AND MEETING DATES FOR

SEVENTH ANNUAL MEETING OF STOCKHOLDERS

Boston, MA, January 30, 2017 – Columbia Seligman Premium Technology Growth Fund, Inc. (the “Fund”) (NYSE: STK) today announced that it will hold its Seventh Annual Meeting of Stockholders on April 19, 2017 (the “Meeting”) in Minneapolis, MN. The close of business on February 28, 2017 has been fixed by the Fund’s Board of Directors (the “Board”) as the record date for the determination of Stockholders entitled to notice of, and to vote at, the Meeting or any postponement or adjournment thereof. This, the proxy proposal(s), and other information relating to the Meeting, including additional details of the Meeting place and time, will be described in a notice of meeting and proxy statement that the Fund intends to file with the Securities and Exchange Commission.

Investors should consider the investment objectives, risks, charges, and expenses of the Fund carefully before investing. You can obtain the Fund’s most recent periodic reports and other regulatory filings by contacting your financial advisor or visiting www.columbiathreadneedleus.com. These reports and other filings can also be found on the Securities and Exchange Commission’s EDGAR Database. You should read these reports and other filings carefully before investing.

Investment products are not federally or FDIC-insured, are not deposits or obligations of, or guaranteed by any financial institution, and involve investment risks including possible loss of principal and fluctuation in value.

Columbia Seligman Premium Technology Growth Fund is managed by Columbia Management Investment Advisers, LLC. This material is distributed by Columbia Management Investment Distributors, Inc., member FINRA.

© 2017 Columbia Management Investment Advisers, LLC. All rights reserved.

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